Exhibit 2.2

FIRST AMENDMENT TO THE
ACQUISITION AGREEMENT

THIS FIRST AMENDMENT TO THE ACQUISITION AGREEMENT, dated as of August 27, 2004 (the “First Amendment”), is made by and among ADC Telecommunications, Inc., a Minnesota corporation (“ADC”), ADC Irish Holdings IA, LLC, a Minnesota limited liability company and a wholly-owned subsidiary of ADC (“ADC LLC IA”), ADC Irish Holdings IIA, LLC, a Minnesota limited liability company and a wholly-owned subsidiary of ADC (“ADC LLC IIA”), and ADC Telecommunications Sales, Inc., a Minnesota corporation and an indirect wholly-owned subsidiary of ADC (“ADC Sales”) (ADC, ADC LLC IA, ADC LLC IIA and ADC Sales, collectively, are “Sellers,” and each individually, “Seller”), and Intec Telecom Systems PLC, a company registered in England and Wales under number 03931295 whose registered office is at Wells Court 2, Albert Drive, Woking, Surrey GU21 5UB (“Buyer”).  ADC, ADC LLC IA, ADC LLC IIA and ADC Sales may also be referred to herein, collectively, as the “ADC Selling Group.”

RECITALS

A.                                   The Buyer and the Sellers are parties to that certain Acquisition Agreement dated as of June 3, 2004, whereby the Buyer is purchasing substantially all of the Billing Software Business (the “Acquisition Agreement”).

B.                                     Capitalized terms not otherwise defined herein shall have the meaning set forth in the Acquisition Agreement.

C.                                     Section 9.11 of the Acquisition Agreement permits the parties to amend the terms and conditions of the Acquisition Agreement provided such amendment is made in writing signed by all of the parties.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Acquisition Agreement as follows:

1.                                       Amendment of Section 2.5(a) of the Acquisition Agreement.  Section 2.5(a) of the Acquisition Agreement is amended by adding at the end of the last sentence: “provided, however, that for purposes of determining the Closing Date Working Capital, the economic effect of the transfer of employment of the Business Employees, and similar related financial issues, the results of operations of the Billing Software Business on the Closing Date shall inure to the benefit (or detriment) of the Sellers.”

2.                                       Amendment and Restatement of Schedule 2.1(b) to the Acquisition Agreement.  Schedule 2.1(b) of the Acquisition Agreement is amended and restated as set forth on Exhibit A attached hereto.

3.                                       Amendment and Restatement of Schedule 2.1(c)(i) to the Acquisition Agreement.  Schedule 2.1(c)(i) of the Acquisition Agreement is amended and restated as set forth on Exhibit B attached hereto.

4.                                       Amendment and Restatement of Schedule 2.1(c)(ii) to the Acquisition Agreement.  Schedule 2.1(c)(ii) of the Acquisition Agreement is amended and restated as set forth on Exhibit C attached hereto.

5.                                       Amendment and Restatement of Schedule 2.1(c)(iii) to the Acquisition Agreement.  Schedule 2.1(c)(iii) of the Acquisition Agreement is amended and restated as set forth on Exhibit D attached hereto.

6.                                       Amendment and Restatement of Schedule 2.2 to the Acquisition Agreement.  Schedule 2.2 of the Acquisition Agreement is amended and restated as set forth on Exhibit E attached hereto.

7.                                       Amendment and Restatement of Schedule 2.3 to the Acquisition Agreement.  Schedule 2.3 of the Acquisition Agreement is amended and restated as set forth on Exhibit F attached hereto.

8.                                       Amendment and Restatement of Schedule 2.4 to the Acquisition Agreement.  Schedule 2.4 of the Acquisition Agreement is amended and restated as set forth on Exhibit G attached hereto.

9.                                       Full Force and Effect.  Except as specifically provided herein, all other terms and conditions of the Acquisition Agreement remain in full force and effect, and this First Amendment to the Acquisition Agreement shall not be construed to amend or waive any provisions of the Acquisition Agreement except as specifically set forth above.

10.                                 Governing Law.  THIS FIRST AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

11.                                 Execution in Counterparts.  This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Each of the parties agrees to accept and be bound by facsimile signatures hereto.

12.                                 No Third Party Beneficiaries.  Nothing in this First Amendment, express or implied, is intended to or shall, (a) confer on any Person other than the parties hereto and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this First Amendment, or (b) constitute the parties hereto as partners or as participants in a joint venture.  This First Amendment shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first written above.

SELLERS:

ADC TELECOMMUNICATIONS, INC.

By:	/s/ Gokul V. Hemmady
Name: Gokul V. Hemmady
Title: Vice President & Chief Financial Officer

ADC TELECOMMUNICATIONS SALES, INC.

By:	/s/ Gokul V. Hemmady
Name: Gokul V. Hemmady
Title: Vice President

ADC IRISH HOLDINGS IA, LLC

By:	/s/ Gokul V. Hemmady
Name: Gokul V. Hemmady
Title: Chief Manager

ADC IRISH HOLDINGS IIA, LLC

By:	/s/ Gokul V. Hemmady
Name: Gokul V. Hemmady
Title: Chief Manager

BUYER:

INTEC TELECOM SYSTEMS PLC

By:	/s/ John Arbuthnott
Name: John Arbuthnott
Title: Chief Financial Officer

(Signature Page to First Amendment to Acquisition Agreement)